Exhibit 10.6
WSHARES BITCOIN FUND
SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”) is dated ____, 2023, by and between wShares Bitcoin Fund, a Delaware statutory trust (the “Trust”) and the undersigned identified on the signature page hereto (the “Investor”).
WHEREAS, the Trust has authorized the sale and issuance to certain investors of up to an aggregate of [    ] common shares (the “Shares”), par value $0.01 per Share, of the Trust for a purchase price of $25.00 per share (the “Purchase Price”);
WHEREAS, the offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-1 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Trust with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Trust of an electronic version thereof with the Commission);
WHEREAS, the Trust has entered into a Placement Agent Agreement, dated [    ], 2023 (the “Placement Agreement”), with Oasis Pro Markets LLC, a FINRA-registered broker/dealer, to act as the placement agent of the Shares in the Offering (the “Placement Agent”);
WHEREAS, the Trust, the Placement Agent and UMB Bank, N.A.  (the “Escrow Agent”) have entered into an Escrow Agreement, dated [    ], 2023 (the “Escrow Agreement”), pursuant to which UMB Bank, N.A. has agreed to serve as the Escrow Agent in connection with the Offering; and
WHEREAS, the Investor desires to purchase a certain amount of Shares from the Trust.
NOW, THEREFORE, in consideration of the foregoing and of the covenants contained herein, the sufficiency of which is hereby mutually accepted, the parties hereby agree as follows:
1.  The Trust and the Investor agree that the Investor will purchase from the Trust, and the Trust will issue and sell to the Investor, the Shares set forth below for the aggregate purchase price set forth below, which shall be equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the Purchase Price.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.
2.  The Investor acknowledges that (i) the Shares are being offered by the Placement Agent on a commercially reasonable best efforts minimum/maximum basis; (ii) closing of the offering is conditioned on at least 400,000 Shares being subscribed for in the offering by the seventh (7th) Business Day following the effective date of Registration Statement; and (iii) in the event that the conditions in the foregoing clause (ii) are not met, the Trust will promptly return the aggregate

Purchase Price paid for Shares by the Investor without interest in accordance with rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Investor shall only be entitled to receive a refund of its subscription in the event the conditions set forth in the foregoing clause (ii) are not met.
3.  The settlement of the Shares purchased by the Investor shall be by delivery through The Depository Trust Company (“DTC”), registered in the name of Cede & Co., as DTC’s nominee, and released by Broadridge Corporate Issuer Solutions, Inc., the Trust’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in Section 3.1 of Annex I hereto).
NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE TRUST, THE INVESTOR SHALL:
(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)
REMIT BY CHECK (MADE PAYABLE TO THE ORDER OF “UMB BANK, N.A., AS ESCROW AGENT FOR WSHARES BITCOIN FUND”) OR WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[Escrow Account Details]
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
4.  The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Trust or persons known to it to be affiliates of the Trust, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 9.9% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Trust on a post-transaction basis.
5.  The Investor represents that it has received (or otherwise had made available to it by the filing by the Trust of an electronic version thereof with the Commission) the Base Prospectus, dated [    ], 2023, which is a part of the Trust’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Trust, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.
6.  No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Trust until the Investor has received the Offering Information and the Trust has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Trust (or the Placement Agent on behalf of the Trust) sending written notice (which may be by electronic mail) of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Trust. Upon the delivery by the Trust to the Investor of the Offering Information, and acceptance and execution of this Agreement by the Trust and the Investor, the Investor cannot withdraw its Agreement.
7.  It is expressly understood and agreed by the Investor that:
(a)  this Agreement is executed and delivered on behalf of the Trust by Wilshire Phoenix Funds LLC, as the sponsor (the “Sponsor”) of the Trust, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;
(b)  the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;
(c)  nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and
(d)  under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

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Number of Shares: ____________________________________
Purchase Price Per Share: $25.00
Aggregate Purchase Price: $_____________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:

INVESTOR

By:
Print Name:
Title:
Address:

Email:

Agreed and Accepted
This [  ] day of [   ], 2023:

WSHARES BITCOIN FUND

By:	Wilshire Phoenix Funds LLC,
as Sponsor of the Trust

By:
Name:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SHARES
1.  Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Trust has authorized the sale of the Shares.
2.  Agreement to Sell and Purchase the Shares; Placement Agent.
2.1  At the Closing (as defined in Section 3.1), the Trust will sell to the Investor, and the Investor will purchase from the Trust, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
2.2  The Trust proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them, in each case at the same Purchase Price per Share referenced on the Signature Page. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
2.3  Investor acknowledges that the Trust has agreed to pay Oasis Pro Markets LLC (the “Placement Agent”) a cash placement fee equal to five percent (5.0%) (the “Placement Fee”) of the aggregate purchase price in respect of the Shares purchased by the Investor.
2.4  The Trust has entered into a Placement Agent Agreement, dated [   ], 2023 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Trust.  By countersigning this Subscription Agreement, the Trust permits the Investor to rely upon such representations, warranties, covenants and agreements of the Trust contained in the Placement Agreement.
3.  Closings and Delivery of the Shares and Funds.
3.1  Closing.  Subject to the satisfaction of the conditions set forth in Sections 3.2(a) and 3.2(b) below, the completion of the purchase and sale of the Shares, or a portion thereof (the “Closing”), shall occur seven (7) Business Days following the effective date of the Registration Statement (the “Closing Date”).  At the Closing, (a) the Trust shall irrevocably instruct Broadridge Corporate Issuer Solutions, the Trust’s transfer agent (the “Transfer Agent”), to deliver to the Investor the number of Shares set forth on the Signature Page pursuant to the information provided by the Investor in Exhibit A and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered from the Escrow Account (as defined below) to the Trust.
3.2  Conditions to the Trust’s Obligations.
(a)  The Trust’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Trust of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page; (ii) the accuracy of (I) the representations and warranties made by the Investor, and (II) the other information provided by the Investor to the Trust set forth in this Agreement

(including, without limitation, any DWAC related information provided by the Investor), (iii) the fulfillment of the undertakings of the Investor to be fulfilled prior to the Closing Date; and (iv) at least 400,000 Shares being subscribed for in the offering by the seventh (7th) Business Day following the effective date of Registration Statement.
(b)  Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares as set forth on the Signature Page will be subject to the accuracy of the representations and warranties made by the Trust and the fulfillment of those undertakings of the Trust to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the Closing in the Placement Agreement have not been satisfied.
(c)  Disclaimer Regarding Partial Settlement. Except as expressly set forth in Section 3.2(a)(iv) above, the Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Trust or the sale by the Trust of any specified aggregate number of Shares.
3.3  Delivery of this Agreement.  Prior to the Closing Date, the Investor shall complete and execute this Agreement and deliver it to the Placement Agent at the address set forth below for forwarding to the Trust:
Oasis Pro Markets LLC
1 Thorndal Circle
Darien, CT 06820
Attn: Pat LaVecchia
3.4  Delivery of Funds.
(a)  No later than one (1) Business Day after the execution of this Agreement by the Investor and the Trust, the Investor shall remit by check (made payable to the order of “UMB Bank, N.A., as Escrow Agent for wShares Bitcoin Fund”) or wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following non-interest bearing escrow account (the “Escrow Account”) designated by the Trust and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”), dated as of [   ], 2023, by and among the Trust, the Placement Agent and UMB Bank, N.A., as escrow agent (the “Escrow Agent”):
[Escrow Account Details]
(b)  Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Trust upon the satisfaction, in the sole judgment of the Placement Agent and the Trust, of the conditions set forth in Section 3.2 hereof.  The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Trust in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee.  In the event that the conditions set forth in Section 3.2 above are not met, the Trust will promptly return the aggregate Purchase Price paid for Shares by the Investor without interest in accordance with rules 10b-9 and 15c2-4 promulgated under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”). The Investor shall only be entitled to receive a refund of its subscription in the event the conditions set forth in Section 3.2 above are not met.
(c)  No later than one (1) business day after the execution of this Agreement, Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form) and any other information or documentation reasonably requested by the Trust or the Placement Agent in connection with the Investor’s purchase of the Shares contemplated herein.
3.5  Delivery of Shares.   No later than 9:00 am (New York City time) on the Closing Date, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares on the Closing Date.  So long as the information contained in the DWAC matches the information provided by the Investor in this Agreement (including, without limitation, the information set forth in Exhibit A hereto), then simultaneously with the delivery to the Trust by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Trust shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares purchased by the Investor pursuant to the information contained in the DWAC.  The Trust will use its reasonable best efforts to cause the timely delivery of the Shares to the Investor but the Trust shall incur no liability in connection with the timing of the delivery of the Shares via DWAC so long as it timely directs the Transfer Agent to credit the Investor’s account(s) with the Shares purchased by the Investor.
4.  Representations, Warranties and Covenants of the Investor.
The Investor acknowledges, represents and warrants to, and agrees with, the Trust and the Placement Agent that:
4.1  The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Trust and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information;
4.2  (a) No action has been or will be taken in any jurisdiction outside the United States by the Trust or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement;

4.3  The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);
4.4  The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares; and
4.5  Since the date on which the Placement Agent first contacted such Investor about the Offering, the Investor has not engaged in any transactions in the securities of the Trust (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) and has not violated its obligations of confidentiality.  Each Investor covenants that it will not engage in any transactions in the securities of the Trust (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Shares if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
4.6  The Investor satisfies the suitability requirements as set forth in the Registration Statement, the Disclosure Package and the Prospectus under “Suitability Standards” and pursuant to the requirements under FINRA Rule 2310(b)(2).
4.7  The Investor has received all pertinent facts with regard to the liquidity and marketability of the Shares.
5.  Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Trust and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.  The Placement Agent shall be an express third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.  Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile; (b) electronically, or (c) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:
(a)	if to the Trust, to:
wShares Bitcoin Fund
2 Park Avenue, 20th Floor
New York, New York 10016
Attention: William Cai
Email: will@wilshirephoenix.com
(b)          if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
(c)          if to the Placement Agent, to:
Oasis Pro Markets LLC
1 Thorndal Circle
Darien, CT 06820
Attention: Pat LaVecchia
Email: pat@oasispromarkets.com
7.  Indemnity.  The Investor agrees to indemnify and hold harmless the Trust, the Sponsor, the Placement Agent and each of their respective directors, members, principals, managers, partners, shareholders, officers, employees, agents, affiliates and representatives from and against any and all actions, proceedings, claims, demands, losses, liabilities, damages, costs, fees and expenses (including legal fees and disbursements, taxes and penalties) that may result, directly or indirectly, from any inaccuracy in, misrepresentation or breach of any representation, warranty, condition, covenant or agreement set forth in this Agreement or in any other information or documentation provided by the Investor to the Trust, or provided on its behalf, relating to the Trust, or from any action or inaction of the Investor in connection with its obligations under this Agreement.  This indemnification obligation shall survive the Investor’s death or disposition of its Shares.  The Placement Agent shall be an express third party beneficiary with respect to the indemnity obligations of the Investor in this Section 7.
8.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Trust and the Investor.
9.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
11.  Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
12.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
13.  Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.
14.  Press Release.  The Trust and the Investor agree that the Trust or the Sponsor may issue a press release announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City; provided that neither the Trust nor the Sponsor shall publicly disclose the name of the Investor in any press release, public announcement, or in any filing with the Commission without the prior written consent of such Investor, except as required by applicable law, in which case the Trust or the Sponsor, as applicable, will provide the Investor with prior written notice of any such disclosure.
15.  Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.
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Exhibit A
INVESTOR QUESTIONNAIRE
Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name of Investor:

2.	The mailing address of the Investor:

3.	The Social Security Number or Tax Identification Number of the Investor:

4.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

5.	DTC Participant Name

6.	DTC Participant Email and Telephone Number:

7.	Name of Investor Account at DTC Participant being credited with the Shares**:

8.	Account Number at DTC Participant being credited with the Shares:

** In order to ensure timely settlement, please cause your broker or custodian to include the name of the ultimate beneficial holder or sub-account to which the Shares shall be credited in the DWAC authorization request.